Proxy Voting Results

A special meeting of each fund's shareholders was held on February 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	10,502,614,583.85	74.230
Against	3,000,394,233.09	21.206
Abstain	545,336,560.50	3.854
Broker Non-Votes	100,423,419.53	.710
TOTAL	14,148,768,796.97	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook B
Affirmative	13,243,541,707.72	93.602
Withheld	905,227,089.25	6.398
TOTAL	14,148,768,796.97	100.000
Ralph F. Cox B
Affirmative	13,222,905,706.82	93.456
Withheld	925,863,090.15	6.544
TOTAL	14,148,768,796.97	100.000
Laura B. Cronin
Affirmative	13,205,702,370.66	93.335
Withheld	943,066,426.31	6.665
TOTAL	14,148,768,796.97	100.000
Dennis J. Dirks
Affirmative	13,217,407,408.54	93.417
Withheld	931,361,388.43	6.583
TOTAL	14,148,768,796.97	100.000
Robert M. Gates
Affirmative	13,235,776,992.42	93.547
Withheld	912,991,804.55	6.453
TOTAL	14,148,768,796.97	100.000
George H. Heilmeier
Affirmative	13,246,059,052.92	93.620
Withheld	902,709,744.05	6.380
TOTAL	14,148,768,796.97	100.000
Abigail P. Johnson
Affirmative	13,159,101,161.58	93.005
Withheld	989,667,635.39	6.995
TOTAL	14,148,768,796.97	100.000
Edward C. Johnson 3d
Affirmative	13,151,785,532.92	92.954
Withheld	996,983,264.05	7.046
TOTAL	14,148,768,796.97	100.000
	# of Votes	% of Votes
Donald J. Kirk B
Affirmative	13,228,911,747.41	93.499
Withheld	919,857,049.56	6.501
TOTAL	14,148,768,796.97	100.000
Marie L. Knowles
Affirmative	13,248,528,348.18	93.637
Withheld	900,240,448.79	6.363
TOTAL	14,148,768,796.97	100.000
Ned C. Lautenbach
Affirmative	13,248,131,063.66	93.635
Withheld	900,637,733.31	6.365
TOTAL	14,148,768,796.97	100.000
Marvin L. Mann
Affirmative	13,228,451,941.97	93.495
Withheld	920,316,855.00	6.505
TOTAL	14,148,768,796.97	100.000
William O. McCoy
Affirmative	13,238,220,203.24	93.564
Withheld	910,548,593.73	6.436
TOTAL	14,148,768,796.97	100.000
Robert L. Reynolds
Affirmative	13,229,581,237.92	93.503
Withheld	919,187,559.05	6.497
TOTAL	14,148,768,796.97	100.000
Cornelia M. Small
Affirmative	13,221,430,889.61	93.446
Withheld	927,337,907.36	6.554
TOTAL	14,148,768,796.97	100.000
William S. Stavropoulos
Affirmative	13,233,063,044.08	93.528
Withheld	915,705,752.89	6.472
TOTAL	14,148,768,796.97	100.000
A Denotes trust-wide proposals and voting results. B Retired as of December 31, 2004.